As filed with the Securities and Exchange Commission on August 5, 2005.
                              Registration No. 333-
          -------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                                 ---------------

                           THERMO ELECTRON CORPORATION
             (Exact name of registrant as specified in its charter)
                                 ---------------


DELAWARE                                                             04-2209186
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                            Identification Number)


                                 81 Wyman Street
                        Waltham, Massachusetts 02454-9046
               (Address of Principal Executive Offices) (Zip Code)

              THERMO ELECTRON CORPORATION 2005 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)


                Seth H. Hoogasian, Secretary and General Counsel
                           Thermo Electron Corporation
                                 81 Wyman Street
                                 P. O. Box 9046
                        Waltham, Massachusetts 02454-9046
                     (Name and Address of Agent for Service)

                                 (781) 622-1000
          (Telephone Number, Including Area Code, of Agent For Service)


                                 ---------------

                         CALCULATION OF REGISTRATION FEE

                                                                                        Proposed
                                                                                         Maximum
                                                            Proposed Maximum            Aggregate               Amount
  Title of Securities                Amount                 Offering Price              Offering           of Registration
   to be Registered              to be Registered             Per Share                   Price                   Fee
   ----------------              ----------------             ---------                   -----                   ---


 Common Stock, $1.00 par            11,0000,000               $29.31 (1)             $322,410,000 (1)          $37,947.66
    value per share                   shares

     In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of securities as may be issuable in connection with adjustments under the employee benefit plan described herein to reflect certain changes in Thermo Electron's capital structure, including stock dividends or stock splits.

(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933. The calculation of the proposed maximum aggregate offering price has been based upon (i) the registration hereunder of an aggregate of 11,000,000 shares and (ii) the average of the high and low sales prices, $29.45 and $29.17, respectively, of Thermo Electron's common stock on the New York Stock Exchange on August 4, 2005 as reported in the consolidated transaction reporting system.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     Thermo Electron Corporation ("Thermo Electron") is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

     (a) Thermo Electron's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

     (b) Thermo Electron's Quarterly Report on Form 10-Q for the quarter ended April 2, 2005.

     (c) Thermo Electron's Quarterly Report on Form 10-Q for the quarter ended July 2, 2005.

     (d) Thermo Electron's Current Report on Form 8-K filed with the Commission on July 7, 2005.

     (e) Thermo Electron's Current Report on Form 8-K filed with the Commission on July 27, 2005.

     (f) The description of Thermo Electron's common stock which is contained in Thermo Electron's Registration Statement on Form 8-A filed under the Exchange Act, as such description may be amended from time to time.

     (g) The description of Thermo Electron's Preferred Stock Purchase Rights which is contained in Thermo Electron's Registration Statement on Form 8-A filed under the Exchange Act, as such description may be amended from time to time.

     All reports or proxy statements filed by Thermo Electron pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold, or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the common stock offered hereby has been passed upon by John A. Piccione, Esq., Deputy General Counsel of Thermo Electron. Mr. Piccione is a full-time employee of Thermo Electron and owns or has the right to acquire 34,442 shares of Thermo Electron common stock.

Item 6.  Indemnification of Directors and Officers.

     The Delaware General Corporation Law and Thermo Electron's Certificate of Incorporation and By-Laws limit the monetary liability of directors to Thermo Electron and to its stockholders and provide for indemnification of Thermo
Electron's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of Thermo Electron and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Thermo Electron also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

     Thermo Electron has an insurance policy which insures the directors and officers of Thermo Electron and its subsidiaries against certain liabilities which might be incurred in connection with the performance of their duties.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

     The Exhibit Index immediately preceding the exhibits is attached hereto and incorporated herein by reference.

Item 9.  Undertakings.

     (a)  Thermo Electron hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Thermo Electron pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Thermo Electron hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Thermo Electron's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Thermo Electron pursuant to the foregoing provisions, or otherwise, Thermo Electron has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Thermo Electron of expenses incurred or paid by a director, officer or controlling person of Thermo Electron in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Thermo Electron will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Thermo Electron certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 5th day of August, 2005.

                                THERMO ELECTRON CORPORATION


                                By:  /s/ Marijn E. Dekkers
                                     ----------------------------------------
                                     Marijn E. Dekkers
                                Its: Chief Executive Officer, President
                                        and Director

                                POWER OF ATTORNEY
     Each of the undersigned Directors and Officers of Thermo Electron Corporation hereby appoints Peter M. Wilver, Kenneth J. Apicerno and Seth H. Hoogasian, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

     Signature                                  Title                           Date
     ---------                                  -----                           ----

/s/ Marijn E. Dekkers                                                           August 5, 2005
----------------------------    Chief Executive Officer, President, and
Marijn E. Dekkers               Director (Principal Executive Officer)


/s/ Peter M. Wilver                                                             August 5, 2005
----------------------------    Vice President and Chief Financial
Peter M. Wilver                 Officer (Principal Financial Officer)





/s/ Peter E. Hornstra                                                           August 5, 2005
----------------------------    Corporate Controller and Chief
Peter E. Hornstra               Accounting Officer (Principal
                                Accounting Officer)


/s/ Peter J. Manning                                                            August 5, 2005
----------------------------    Director
Peter J. Manning


/s/ John L. LaMattina                                                           August 5, 2005
----------------------------    Director
John L. LaMattina


/s/ Jim P. Manzi                                                                August 5, 2005
----------------------------    Chairman of the Board, Director
Jim P. Manzi


/s/ Robert A. McCabe                                                            August 5, 2005
----------------------------    Director
Robert A. McCabe


/s/ Robert W. O'Leary                                                           August 5, 2005
----------------------------     Director
Robert W. O'Leary


/s/ Michael E. Porter                                                           August 5, 2005
----------------------------    Director
Michael E. Porter


/s/ Elaine S. Ullian                                                            August 5, 2005
----------------------------    Director
Elaine S. Ullian



                                  EXHIBIT INDEX


Exhibit
Number          Description


5               Opinion of John A. Piccione, Esq. regarding legality.

23.1            Consent of PricewaterhouseCoopers LLP.

23.2            Consent of John A. Piccione, Esq.
                (contained in his opinion filed as Exhibit 5).

23.3            Consent of Deloitte & Touche LLP.

24              Power of Attorney (see signature pages to this Registration
                Statement).

                                                                      Exhibit 5

                           Thermo Electron Corporation
                                 81 Wyman Street
                        Waltham, Massachusetts 02454-9046




                                        August 5, 2005

Thermo Electron Corporation
81 Wyman Street
Waltham, Massachusetts 02454-9046

Re: Registration Statement on Form S-8 Relating to 11,000,000 Shares of the Common Stock,
         $1.00 par value, of Thermo Electron Corporation

Ladies and Gentlemen:

     I am Deputy General Counsel to Thermo Electron Corporation, a Delaware corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement"), of 11,000,000 shares of Thermo Electron's Common Stock, $1.00 par value per share (the "Shares") subject to the Thermo Electron Corporation 2005 Stock Incentive Plan (the "Plan").

     I or a member of the Company's Legal Department have reviewed the corporate proceedings taken by Thermo Electron with respect to the authorization of the issuance of the Shares. I or a member of the Company's Legal Department have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of Thermo Electron and have made all investigations of law and have discussed with Thermo Electron's representatives all questions of fact that I have deemed necessary or appropriate.

     Based upon and subject to the foregoing, I am of the opinion that:

     1. Thermo Electron is a corporation validly existing and in corporate good standing under the laws of the State of Delaware.

     2. The issuance and sale of the Shares as contemplated in the Registration Statement have been duly authorized by Thermo Electron.

     3. The Shares, when issued and sold in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable.

         This opinion is limited to the applicable provisions of the Delaware Constitution, the General Corporation Law of the State of Delaware ("Delaware Law") and reported judicial decisions interpreting Delaware Law.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                        Very truly yours,

                                        /s/ John A. Piccione
                                        ---------------------------------------
                                        John A. Piccione
                                        Deputy General Counsel

                                                                    Exhibit 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2005 relating to the financial statements, financial statements schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the 2004 Annual Report to Shareholders of Thermo Electron Corporation which is incorporated by reference in Thermo Electron Corporation's Annual Report on Form 10-K for the year ended December 31, 2004.



/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
August 4, 2005

                                                                    Exhibit 23.3





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Thermo Electron Corporation on Form S-8 of our report dated July 22, 2005 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the preparation of the Kendro Laboratory Products combined financial statements as of and for the year ended December 31, 2004 covered by our report as described in Note 1 and stating that the combined balance sheet as of March 31, 2005 and the combined statements of income, comprehensive income and parent's investment, and cash flows for the three months ended March 31, 2004 and 2005 of Kendro Laboratory Products were not audited by us and, accordingly, we did not express an opinion on such combined financial statements) relating to the combined financial statements of Kendro Laboratory Products appearing in Amendment No. 1 to the Current Report on Form 8-K/A of Thermo Electron Corporation filed July 22, 2005 and incorporated by reference in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Charlotte, North Carolina
August 5, 2005